UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

March 1, 2004

Date of Report (date of earliest event reported)

PALMONE, INC.

(Exact name of Registrant as specified in its charter)

Delaware	000-29597	94-3150688
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

400 N. McCarthy Blvd.

          Milpitas, CA 95035

(Address of principal executive offices)

(408) 503-7000

(Registrant’s telephone number, including area code)

Palm, Inc.

(Former name or former address, if changed since last report)

ITEM 5.	OTHER EVENTS

On October 28, 2003, palmOne, Inc. (“palmOne” and formerly Palm, Inc., “Palm”) effected the spin-off of its majority-owned subsidiary, PalmSource, Inc. (“PalmSource”) by merging Peace Separation Corporation, a wholly-owned subsidiary of Palm with and into Palm, thereby effecting the distribution of all of the shares of PalmSource common stock owned by Palm to Palm’s stockholders. On November 12, 2003, palmOne filed a current report on Form 8-K, including required pro forma financial statements for the PalmSource distribution.

In connection with its Schedule TO under Rule 13e-4 which was filed on March 1, 2004 for the implementation of an option exchange program, palmOne included consolidated financial statements giving retroactive effect to the distribution of PalmSource as discontinued operations for all periods presented in accordance with Statement of Financial Accounting Standard No. 144, Accounting for the Impairment of or Disposal of Long Lived Assets. Those consolidated financial statements, reflecting the discontinued operations, are included as an exhibit to this current report.

ITEM 7.	FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits

Exhibit No.	Description
23.1	Consent of Deloitte & Touche LLP

99.1	Consolidated Financial Statements as of May 31, 2003 and 2002, and the related consolidated statements of operations, stockholders’ equity, and cash flows for each of the three years in the period ended May 31, 2003, giving retroactive effect to the distribution of PalmSource, Inc.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

palmOne, Inc.

By:	/s/ JUDY BRUNER

Judy Bruner Senior Vice President and Chief Financial Officer

Date: March 1, 2004

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EXHIBIT INDEX

Exhibit No.	Description
23.1	Consent of Deloitte & Touche LLP

99.1	Consolidated Financial Statements as of May 31, 2003 and 2002, and the related consolidated statements of operations, stockholders’ equity, and cash flows for each of the three years in the period ended May 31, 2003, giving retroactive effect to the distribution of PalmSource, Inc.

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